CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement to be filed with the Securities and Exchange Commission on June 4, 1999, of our reports dated July 8, 1998, included or incorporated by reference in the Form 10-K filing for the year ended May 31, 1998 of Federal Express Corporation, and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP
Memphis, Tennessee
May 31, 1999.